Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Ronald J. Knutson, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Lawson Products, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2022

/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
(principal financial officer)